                                                                      EXHIBIT 99

                             (CMS ENERGY LETTERHEAD)

                    CMS ENERGY REPORTS FIRST QUARTER RESULTS
                     AND AFFIRMS ADJUSTED EARNINGS GUIDANCE

               JACKSON, Mich., May 3, 2007 -- CMS Energy announced today a net loss of $215 million, or $0.97 per share, for the first quarter of 2007 compared to a net loss of $27 million, or $0.12 per share, in the same quarter of 2006.

               CMS Energy's adjusted first quarter net income, which excludes impairment charges and other items, was $94 million, or $0.43 per share, compared to a net loss of $33 million, or $0.15 per share for the first quarter of 2006.

               The first quarter reported net loss was caused largely by charges linked to CMS Energy's plan to sell all of its international businesses. Those charges included a non-cash loss from discontinued operations of $180 million, or $0.81 per share, and an impairment charge of $157 million, or $0.71 per share. Those were offset partially by $28 million, or $0.12 per share, of net benefits related primarily to the asset sales.

               So far this year, CMS Energy has signed asset sales agreements worth nearly $1.8 billion in gross cash proceeds. The company estimates it will have an overall after-tax loss of about $225 million this year on these transactions.

               Proceeds from the sales are expected to be used to retire part of the parent company debt and for general corporate purposes, primarily investments in CMS Energy's Michigan utility, Consumers Energy.

               CMS Energy maintained its guidance for 2007 adjusted (non-Generally Accepted Accounting Principles) earnings of about $0.80 per share and 2008 adjusted earnings of about $1.20 per share. CMS Energy anticipates that its 2007, and possibly 2008, reported (GAAP) earnings will be lower than its adjusted earnings, primarily because of the loss of earnings from the businesses sold. CMS Energy isn't providing reported earnings guidance because of the uncertainties associated with those factors.

               "Our first quarter operating results were solid and reflect the fact that we are in a transition. We are transforming CMS Energy as we sell non-strategic businesses, eliminate overhead, continue significant investments in the utility, and reduce parent company debt. We continue to make good progress implementing this strategy and expect that the benefits of our accelerated financial improvement plan will be seen in our earnings in 2008," said David Joos, president and chief executive officer of CMS Energy.

               CMS Energy (NYSE: CMS) is a Michigan-based company that has as its primary business operations an electric and natural gas utility, natural gas pipeline systems, and independent power generation.

                                      # # #

CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis. Management views adjusted earnings as a key measure of the Company's present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in the attached summary financial statements. Mark-to-market is a non-cash accounting adjustment that primarily reflects changes in the market value of certain natural gas contracts. Earnings guidance is provided on an adjusted basis including mark-to-market impacts.

This news release contains "forward-looking statements" as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with "Forward-Looking Statements and Risk Factors" found in the Management Discussion and Analysis sections of CMS Energy's and Consumers Energy's Forms 10-K for the quarter ended Dec. 31, 2006 (CMS Energy's and Consumers Energy's "Forward-Looking Statements and Risk Factors" sections are both incorporated herein by reference), that discuss important factors that could cause CMS Energy's and Consumers Energy's results to differ materially from those anticipated in such statements.

For more information on CMS Energy, please visit our web site at:
www.cmsenergy.com

Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

                             CMS Energy Corporation
                   SUMMARIZED CONSOLIDATED STATEMENTS OF LOSS
                     (In Millions, Except Per Share Amounts)


                                                                    First Quarter
                                                                     (Unaudited)
                                                              ---------------------------
                                                                 2007             2006
                                                              ----------       ----------
Operating Revenue                                             $    2,237       $    1,937

Earnings from Equity Method Investees                                 19               36

Operating Expenses                                                 2,284            1,992
                                                              ----------       ----------

Operating Loss                                                $      (28)      $      (19)

Other Income                                                          37               16

Fixed Charges                                                        108              126
                                                              ----------       ----------

Loss before Minority Interests                                $      (99)      $     (129)

Minority Interests (Obligations)                                       2              (69)
                                                              ----------       ----------

Loss before Income Taxes                                      $     (101)      $      (60)

Income Tax Benefit                                                   (70)             (28)
                                                              ----------       ----------

Loss from Continuing Operations                               $      (31)      $      (32)

Income (Loss) from Discontinued Operations                          (180)               8
                                                              ----------       ----------

Net Loss                                                      $     (211)      $      (24)

Preferred Dividends                                                    3                3
Redemption Premium on Preferred Stock                                  1               --
                                                              ----------       ----------

Net Loss Available to Common Stockholders                     $     (215)      $      (27)
                                                              ==========       ==========


Loss Per Share
             Basic                                            $    (0.97)      $    (0.12)
             Diluted                                               (0.97)           (0.12)

Memo: Continuing Operations Effective Income Tax Rate (*)             69%              47%

(*) Reflects release of $81 million deferred tax asset valuation allowance in 2007.

                             CMS Energy Corporation
                     SUMMARIZED CONSOLIDATED BALANCE SHEETS
                                  (In Millions)


                                                                    March 31        December 31
                                                                      2007             2006
                                                                  ------------     ------------
                                                                   (Unaudited)
ASSETS
Cash and cash equivalents                                         $        577     $        263
Restricted cash                                                             65               71
Other current assets                                                     2,573            2,809
                                                                  ------------     ------------
   Total current assets                                           $      3,215     $      3,143
Net plant and property                                                   7,903            7,773
Investments                                                                521              598
Non-current assets                                                       3,638            3,857
                                                                  ------------     ------------
Total assets                                                      $     15,277     $     15,371
                                                                  ============     ============

STOCKHOLDERS' INVESTMENT AND LIABILITIES
Capitalization
   Debt and capital and finance leases (*)
      Long-term debt and capital leases (excluding
         FIN 46 debt, finance leases and securitization debt)     $      6,384     $      6,373
      FIN 46 debt and finance leases                                       269              275
                                                                  ------------     ------------
   Total debt and capital and finance leases                      $      6,653     $      6,648
   Preferred stock and securities                                          294              305
   Minority interest                                                        85               77
   Common stockholders' equity                                           2,110            2,234
                                                                  ------------     ------------
   Total capitalization                                           $      9,142     $      9,264
Securitization debt                                                        332              340
Current liabilities                                                      1,461            1,590
Non-current liabilities                                                  4,342            4,177
                                                                  ------------     ------------
Total Stockholders' Investment and Liabilities                    $     15,277     $     15,371
                                                                  ============     ============

(*) Current and long-term


                             CMS Energy Corporation
                       SUMMARIZED STATEMENTS OF CASH FLOWS
                                  (In Millions)


                                                            First Quarter
                                                             (Unaudited)
                                                      --------------------------
                                                         2007            2006
                                                      ----------      ----------
Beginning of Period Cash (**)                         $      351      $      847

Cash provided by operating activities                 $      315      $      171
Cash provided by (used in) investing activities                6             (36)
                                                      ----------      ----------
Cash flow from operating and investing activities     $      321      $      135
Cash used in financing activities                            (57)           (225)
Currency Translation Adjustment                                1               1
                                                      ----------      ----------
Total Cash Flow                                       $      265      $      (89)
                                                      ----------      ----------

End of Period Cash (**)                               $      616      $      758
                                                      ==========      ==========

(**) Includes cash associated with discontinued operations.

                             CMS Energy Corporation
                        SUMMARY OF CONSOLIDATED EARNINGS
                  Reconciliations of GAAP Net Loss to Non-GAAP
                               Adjusted Net Income
                     (In Millions, Except Per Share Amounts)


                                                                       First Quarter
                                                                        (Unaudited)
                                                               ------------------------------
                                                                   2007              2006
                                                               ------------      ------------
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS                      $       (215)     $        (27)

Reconciling Items:
     Discontinued Operations (Income) Loss                              180                (8)

     Asset Impairment Charges                                           157                --

     Asset Sales (Gain) Losses and Other                                (28)                2
                                                               ------------      ------------

Adjusted Net Income (Loss) - Non-GAAP Basis, Including MTM
  of $1 in 2007 and $(74) in 2006                              $         94      $        (33)
                                                               ============      ============

Average Number of Common Shares Outstanding
     Basic                                                              221               219
     Diluted                                                            221               219

BASIC EARNINGS PER AVERAGE COMMON SHARE

Loss Per Share as Reported                                     $      (0.97)     $      (0.12)

Reconciling Items:
     Discontinued Operations (Income) Loss                             0.81             (0.04)

     Asset Impairment Charges                                          0.71                --

     Asset Sales (Gains) Losses and Other                             (0.12)             0.01
                                                               ------------      ------------

Adjusted Net Income (Loss) - Non-GAAP Basis, Including MTM
  of $0.01 in 2007 and $(0.34) in 2006                         $       0.43      $      (0.15)
                                                               ============      ============


DILUTED EARNINGS PER AVERAGE COMMON SHARE

Loss Per Share as Reported                                     $      (0.97)     $      (0.12)

Reconciling Items:
     Discontinued Operations (Income) Loss                             0.81             (0.04)

     Asset Impairment Charges                                          0.71                --

     Asset Sales (Gains) Losses and Other                             (0.12)             0.01
                                                               ------------      ------------

Adjusted Net Income (Loss) - Non-GAAP Basis, Including MTM
  of $0.01 in 2007 and $(0.34) in 2006                         $       0.43      $      (0.15)
                                                               ============      ============

Note: Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company's present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in these summary financial statements. Mark-to-market is a non-cash accounting adjustment that primarily reflects changes in the market value of certain natural gas contracts.



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